UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2012
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Idaho Public Utility Commission Orders

Power Cost Adjustment Rates -- Idaho Power Company ("Idaho Power") has a power cost adjustment ("PCA") mechanism in its Idaho jurisdiction that addresses the volatility of power supply costs and provides for annual adjustments to the rates charged to retail customers. The PCA tracks Idaho Power’s actual net power supply costs (primarily fuel and purchased power less off-system sales) and compares these amounts to net power supply costs currently being recovered in retail rates. As previously reported, on April 13, 2012, Idaho Power made its annual Idaho PCA filing with the Idaho Public Utilities Commission ("IPUC"), requesting a $43.0 million increase to Idaho PCA rates, effective for the period from June 1, 2012 to May 31, 2013. On May 31, 2012, the IPUC issued an order approving Idaho Power's application as filed.

Fixed Cost Adjustment Rates -- Idaho Power has, as a component of its Idaho rates, a fixed cost adjustment ("FCA"). The FCA separates (or decouples) the recovery of fixed costs from the variable kilowatt-hour charge and links it instead to a set amount per customer. The FCA allows Idaho Power to recover or return the difference between certain fixed costs recovered in rates and the fixed costs authorized for recovery in Idaho Power's most recent general rate case. As previously reported, on March 2, 2012, Idaho Power filed an application with the IPUC requesting an order authorizing Idaho Power to increase the annual FCA collection to $10.3 million, a $1.2 million increase in FCA rates, for the period from June 1, 2012 to May 31, 2013. On May 8, 2012, the IPUC issued an order approving Idaho Power's application as filed.

Cost Recovery for Cessation of Boardman Coal-Fired Operations -- As previously reported, on February 15, 2012, Idaho Power filed an application with the IPUC requesting a $1.6 million annual increase in Idaho-jurisdiction base rates to recover the incremental Idaho jurisdictional annual revenue deficiency associated with early shut-down of coal-fired operations at the Boardman power plant, of which Idaho Power is a ten-percent owner. On May 17, 2012, the IPUC issued an order in the docket, approving a $1.5 million annual increase in Idaho-jurisdiction base rates, with new rates effective June 1, 2012.

Idaho Depreciation Rate Order -- In connection with a depreciation study authorized by Idaho Power and conducted by a third party, on February 15, 2012, Idaho Power filed an application with the IPUC seeking to institute revised depreciation rates for electric plant-in-service, based upon updated service life estimates and net salvage percentages for all plant assets, and adjust Idaho-jurisdictional base rates to reflect the revised depreciation rates. As previously reported, Idaho Power's application requested a $2.7 million annual increase in Idaho-jurisdiction base rates. On May 31, 2012, the IPUC issued an order approving a settlement stipulation agreed to by Idaho Power, the IPUC Staff, and a large industrial customer of Idaho Power, which provided for a $1.3 million annual decrease in Idaho-jurisdiction base rates, effective June 1, 2012.

Revenue Sharing Order -- On March 2, 2012, Idaho Power filed an application with the IPUC requesting authority to share revenues with customers based on year-end 2011 financial results, in accordance with the terms of settlement agreements executed in January 2010 and December 2011. Idaho Power's rate-sharing arrangements had two components: (1) PCA sharing, which reduced net rates by $27.1 million, and (2) pension balancing account sharing, which results in a $20.3 million net reduction to Idaho Power's pension regulatory asset (reducing Idaho customers' future obligation). Idaho Power recorded the $27.1 million revenue reduction and $20.3 million pension expense in 2011. On May 31, 2012, the IPUC approved Idaho Power's March 2, 2012 application requesting corresponding adjustments to Idaho-jurisdiction rates, effective for the period from June 1, 2012 to May 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  June 4, 2012
IDACORP, INC.
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services and Chief Financial Officer

IDAHO POWER COMPANY
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Financial Officer